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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 20, 1998, on our audits of the financial statements of Biospherics Incorporated as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, appearing in the Biospherics Incorporated Annual Report on Form 10-KSB filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the references to our firm under the caption "Experts."


                                                      Coopers & Lybrand L.L.P.

Baltimore, Maryland
March 23, 1998